SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------


                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  ALUMAX INC.
           ----------------------------------------------------------
             (Exact Name of Registrant as specified in its Charter)

               DELAWARE                                  13-2762395
-----------------------------------------     ---------------------------------
(State of Incorporation or Organization)      (IRS Employer Identification No.)

      3424 Peachtree Road, N.E.
            Suite 2100
          Atlanta, Georgia                                  30326
----------------------------------------      ---------------------------------
(Address of Principal Executive Office)                   (Zip Code)


If  this   form   relates   to  the          If  this   form   relates   to  the
registration    of   a   class   of          registration    of   a   class   of
securities   pursuant   to  Section          securities   pursuant   to  Section
12(b)  of the  Exchange  Act and is          12(g)  of the  Exchange  Act and is
effective   pursuant   to   General          effective   pursuant   to   General
Instruction A.(c), please check the          Instruction A.(d), please check the
following box. |X|                           following box. |_|
               ---


Securities Act registration statement file number to which this form
relates:       N/A
       (If applicable)

Securities to be Registered Pursuant to Section 12(b) of the Act:

                                            Name of Each Exchange on Which
Title of Each Class to be so Registered     Each Class is to be Registered
---------------------------------------     ------------------------------

Stock Purchase Rights                        New York Stock Exchange, Inc.


        Securities to be Registered Pursuant to Section 12(g) of the Act:

                                      None
                            -------------------------
                                (Title of Class)

         This Amendment No. 1 on Form 8-A/A is filed to supplement and amend the information set forth in the Registration Statement on Form 8-A filed by Alumax Inc., a Delaware corporation ("Alumax"), on February 23, 1996.


Item 1.  Description of Securities
         -------------------------

         On March 13, 1998, Alumax Inc. ("Alumax" or the "Company") announced the redemption of the rights granted under the Rights Agreement, dated as of February 22, 1996, between Alumax and ChaseMellon Shareholder Services, L.L.C. Each outstanding share of Alumax common stock represented one right. Stockholders of record on March 18, 1998 were paid $0.01 per right on March 30, 1998.

Item 2.  Exhibits.
         --------

         Not Applicable

























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


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  ALUMAX  INC.


                                  By: /s/ Helen M. Feeney
                                      ----------------------------------------
                                      Helen M. Feeney,
                                      Vice President and Corporate Secretary



Date:  April 7, 1998

















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